                                                             FOR OFFICE USE ONLY

                           MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                                 (303) 894-2242


MUST BE TYPED
FILING FEE: $25.00
MUST SUBMIT TWO COPIES


                                ARTICLES OF AMENDMENT
PLEASE INCLUDE A TYPED                 TO THE
SELF-ADDRESSED ENVELOPE       ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is            EPL Technologies, Inc.
                                       ----------------------------------------

SECOND: the following amendment to the Articles of Incorporation was adopted on July 21, 1997, as prescribed by the Colorado Business Corporation Act,
-------------
in the manner marked with an X below:

    No shares have been issued or Directors Elected - Action by Incorporators
---
    No shares have been issued but Directors Elected - Action by Directors
---
    Such amendment was adopted by the board of directors where shares have been --- issued.

 X Such amendment was adopted by a vote of the shareholders. The number of --- shares voted for the amendment was sufficient for approval.



                  See Exhibit A



THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:


If these amendments are to have a delayed effective date, please list that date:           n/a
(Not to exceed ninety (90) days from the date of filing)                          ----------------------------

                                                                                  ----------------------------



                                                                                  By    /s/ Timothy B. Owen
                                                                                  ----------------------------
                                                                                  Its  Secretary and Treasurer
                                                                                  ----------------------------
                                                                                              (Title)

                                    EXHIBIT A


RESOLVED, that Paragraph A. of Article V of the Articles of Incorporation of the Company be amended and restated to read in its entirety as follows:

         The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock"), 531,915 shares of Series B 10% Cumulative Convertible Preferred Stock with a par value of $0.01 per share ("Series B Preferred Stock"), 144,444 shares of Series C Convertible Preferred Stock with a par value of $0.01 per share ("Series C Preferred Stock") and three million, three hundred twenty-three thousand, six hundred forty-one (3,323,641) shares of preferred stock with a par value of $0.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

                                                                   EXHIBIT 3.1

                                AMENDED AND RESTATED
                              ARTICLES OF INCORPORATION
                                         OF
                               EPL TECHNOLOGIES, INC.

        Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation (the "Corporation") adopts the following Amended and Restated Articles of Incorporation. The Corporation certifies as follows:

FIRST:    The name of the Corporation is EPL Technologies, Inc.

SECOND: Paragraph A of Article V of the Articles of Incorporation has been amended to read as it appears below. The amendment was adopted on July 22, 1996 by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: The following restatement of the Articles of Incorporation was adopted on July 22, 1996 by the Board of Directors of the Corporation without shareholder action, as shareholder action was not required for such restatement.

FOURTH: The following articles correctly set forth the provisions of the Articles of Incorporation, as amended, and supersede the original Articles of Incorporation and all amendments thereto:

                                      ARTICLE I

          The name of the Corporation is EPL Technologies, Inc.

                                     ARTICLE II

          The period of duration of the Corporation shall be perpetual.

                                     ARTICLE III

          The purposes for which the Corporation is organized are: The transaction of all lawful business for which corporations may be incorporated pursuant to the laws of the State of Colorado, whether acting singly or in conjunction with any other person or entity.

                                     ARTICLE IV

          In furtherance of the purposes set forth in Article III of these Articles of Incorporation, the Corporation shall have and may exercise all of the rights, powers, and privileges now or hereafter conferred upon corporations organized under and pursuant to the laws of the State of Colorado.

                                      ARTICLE V

        A. Authorized Shares. The Corporation shall have the authority to issue fifty million (50,000,000) shares of common stock with a par value $0.001 per share, three million two hundred fifty thousand (3,250,000) shares of Series A 10% Cumulative Convertible Preferred Stock with a par value of $1.00 per share ("Series A Preferred Stock") and two million (2,000,000) shares of preferred stock with a par value of $.01 per share ("Board Designated Preferred Stock"). The Board of Directors of the Corporation may determine, in whole or in part, the preferences, limitations, and relative rights of the Board Designated Preferred Stock, within the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act, of any class of the Board Designated Preferred Stock, before the issuance of any shares of that class, or one or more series within a class of the Board Designated Preferred Stock before the issuance of any shares of that series. The Board of Directors may issue, in one or more classes or series, shares of the Board Designated Preferred Stock with full, limited, multiple, fractional or no voting rights, and with such designations, preferences, qualifications, privileges, limitations, restrictions, options, conversion rights, or other special or relative rights as shall be fixed from time to time by the Board of Directors, except for and subject to, in each case, the limits set forth in Section 7-106-101 of the Colorado Business Corporation Act and in accordance with the provisions and requirements of Section 7-106-102 of the Colorado Business Corporation Act.

        B. Transfer Restrictions. The Corporation shall have the right, by appropriate action, to impose restrictions upon the transfer of any shares of its stock or any interest therein, from time to time provided that any restrictions imposed, or notice of the substance thereof, shall be set forth upon the face or back of the Certificates representing the Corporation's shares of stock.

        C. Preemptive Rights. The holders of the shares of the common stock of the Corporation shall not be entitled, as of right, to purchase or subscribe for any unissued or treasury stock of any class, or any additional stock of any class to be issued by reason of any increase of the authorized shares of the Corporation of any class, or any bonds, certificates of indebtedness, debenture, or other securities, rights, warrants or options convertible into shares of the Corporation or carrying any right to purchase shares of any class in accordance with their proportionate equity in the Corporation.

        D. Cumulative Voting. The cumulative system of voting for Directors or for any other purpose shall not be allowed.

        E. Series A Preferred Stock. The terms, preferences and relative, participating, optional or other special rights of the Series A Preferred Stock and the limitations and restrictions thereof are as follows:

        Dividend Rights. Holders of the Series A Preferred Stock are entitled to dividends at the rate of 10% per annum of the par value of the stock. At the option of the Corporation, these dividends may be paid either in cash or in common stock. If the dividends are paid in common stock, the common stock will be valued at the conversion price, which is $0.75 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like). If the dividends are not paid, the right to receive unpaid dividends will accumulate, but without interest. No dividends may be paid on the common stock at a time when payment of dividends on the Series A Preferred Stock is in arrears.

     Terms of Conversion. Each share of Series A Preferred Stock may be converted into that number of full shares of common stock of the Corporation determined by dividing $1.00 by the Conversion Price of $0.75 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like). Conversion may be elected by the holder of the Series A Preferred Stock at any time prior to payment of a distribution in liquidation with respect to the Series A Preferred Stock. Payment in cash will be made in lieu of issuance of fractional shares.

     Voting Rights. Each holder of Series A Preferred Stock is entitled to the number of votes equal to the number of whole shares of common stock into which the shares of Series A Preferred Stock are convertible. Except when voting by class or series is required by law or the Articles of Incorporation, holders of the Series A Preferred Stock shall vote together with the holders of the common stock as a single class.

     Liquidation Rights. In the event of a liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation available for distribution to its stockholders $1.00 per share (subject to adjustment for stock splits, stock dividends, the effect of mergers and the like affecting the Series A Preferred Stock). This payment shall be made in full by the Corporation prior to any payment being made to the holders of the common stock.

     No Other Rights. The Series A Preferred Stock will not have the benefit of any sinking fund provisions, any redemption provisions, any preemptive rights to subscribe to any additional shares of any class or series of the Corporation's stock, or any liability to further calls or assessments. The Series A Preferred Stock will not have any right to elect a separate class of Directors of the Corporation. There is no restriction on the repurchase or redemption of any shares of the Corporation while there is any arrearage in the payment of dividends on the Series A Preferred Stock.

     F. Indemnification. The Corporation shall, to the fullest extent permitted by law, indemnify Incorporators, Directors, Officers, employees, fiduciaries, agents, consultants or other parties whom it shall have power to indemnify from and against any expenses (including attorney's fees), liabilities, claims or other matters arising by reason of the person's relationship with the Corporation. The Corporation may obtain and pay for insurance for that purpose. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles or any Bylaw, agreement, vote of shareholders, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. This indemnification shall continue as to a person who has terminated his position for actions occurring during the period of his relationship with the Corporation, and shall inure to the benefit of the heirs, executors, personal representatives, and administrators of such a person.

                                     ARTICLE VI

        The Board of Directors of the Corporation shall consist of not less than three (3) nor more then seven (7) directors, as set forth in the Bylaws of the Corporation, who need not be shareholders of the Corporation or residents of the State of Colorado.

                                     ARTICLE VII

        No contract or other transaction between the Corporation and one or more of its Directors, Officers, agents or employees or any other corporation, firm, association or entity in which one or more of its Directors, Officers, agents or employees are directors or officers or are financially interested in shall be either void or voidable because of such relationship or interest, or because such Directors or Officers are present at a meeting of the Board of Directors or a Committee thereof which authorizes, approves or ratifies such contract or transaction, or because their votes were counted for such purpose if:

        A. The fact of such relationship or interest is disclosed or known to the Board of Directors or Committee which authorizes, approves or ratifies the contract or transaction by a majority vote of uninterested directors; or

        B. The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

        C. The contract or transaction is fair and reasonable to the Corporation.

        Interested Directors or Officers may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

                                    ARTICLE VIII

        In addition to the other powers now or hereafter conferred upon the Board of Directors by these Articles of Incorporation, the Bylaws of the Corporation, or by the law of Colorado, the Board of Directors may from time to time distribute to the shareholders in partial liquidation, out of the stated capital or the capital surplus of the Corporation, a portion of the corporate assets, in cash or in kind; subject, however, to the limitations contained in the Colorado Business Corporation Act.

                                     ARTICLE IX

        With respect to any action to be taken by shareholders of this Corporation, a vote or concurrence of the holders of a majority of the outstanding shares present or represented at a meeting and entitled to vote thereon shall be required.

                                      ARTICLE X

        The address of the Registered Office of the Corporation is 1675 Broadway, Denver, Colorado 80202. The name of the Registered Agent of the Corporation at such address is The Corporation Company.




                                     ARTICLE XI

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in, or to add any provisions to, its Articles of Incorporation from time to time, in any manner permitted by law.





                                        EPL TECHNOLOGIES, INC.


                                        By:
                                           ---------------------------------
                                           Name: Shawn J. Collins
                                           Title: Secretary

                                                            -------------------
                                                            FOR OFFICE USE ONLY
                          MAIL TO: SECRETARY OF STATE
                              CORPORATIONS SECTION
                            1560 BROADWAY, SUITE 200
                                DENVER, CO 80202
                                 (303) 894-2251
                               FAX (303) 894-2242
MUST BE TYPED                                               -------------------
FILING FEE: $25.00
MUST SUBMIT TWO COPIES

                             ARTICLES OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION

PLEASE INCLUDE A TYPED
SELF-ADDRESSED ENVELOPE

Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is EPL Technologies, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on July 22, 1996, as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

/ /     No shares have been issued or Directors Elected - Action by
        Incorporators

/ /     No shares have been issued but Directors Elected - Action by Directors

/X/ Such amendment was adopted by the board of directors where shares have been issued.

/ / Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.


THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: See amendment attached.

If these amendments are to have a delayed effective date, please list that date:

N/A
--------------------------------------------------------
(Not to exceed ninety (90) days from the date of filing)


                                                EPL Technologies, Inc.



                                                By /s/ SHAWN J. COLLINS
                                                   ----------------------------


                                                   Its Secretary
                                                       ------------------------
                                                       Title

               Certificate of Designation, Number, Voting Powers,
          Preferences and Rights of the Series of the Preferred Stock
                                       of
                             EPL TECHNOLOGIES, INC.
                                To be Designated
                      Series B Convertible Preferred Stock


         EPL Technologies, Inc., a Colorado corporation (the "Corporation"), pursuant to authority conferred on the Board of Directors of the Corporation by its Articles of Incorporation, and in accordance with the provisions of Section 7-108-101 of the Colorado Business Corporation Act ("CBCA"), certifies that the Board of Directors of the Corporation, at a meeting duly called and held pursuant to Section 7-108-201 of the CBCA, duly adopted the following resolution providing for the establishment and issuance of a series of Preferred Stock to be designated "Series B Convertible Preferred Stock" and to consist of 531,915 shares as follows:

         RESOLVED, that, pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Amended and Restated Certificate of Incorporation, as amended, a series of Preferred Stock of the Corporation be and hereby is established, consisting of 531,915 shares, to be designated "Series B Convertible Preferred Stock" (the "Series B Preferred Stock"); the Board of Directors be and hereby is authorized to issue such shares of Series B Preferred Stock from time to time and for such consideration and on such terms as the Board of Directors shall determine; and subject to the limitations provided by law and by the Articles of Incorporation, the powers, designations, preferences and relative, participating, option or other special rights of, and the qualifications, limitations or restrictions upon, the Series B Preferred Stock shall be as follows:

         1.      Dividends

                 In each fiscal year of the Corporation, the holders of shares of Series B Preferred Stock shall be entitled to receive, before any cash dividends shall be declared and paid upon or set aside for the Common Stock in such fiscal year, out of the funds legally available for that purpose, dividends at a rate of ten percent (10%) per annum, or $.47 per share, and no more, in cash or in stock, at the Corporation's discretion, (i. e., stock at the stated conversion price) and in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Corporation ranking on liquidation junior to the Series B Preferred Stock by reason of their ownership thereof ("Junior Shares") and pari passu with the Series A Preferred Stock or any other shares of capital stock of the Corporation ranking on liquidation pari passu with the Series B Preferred Stock.

                 Dividends shall accrue and be deemed to accrue from day to day whether or not earned or declared and shall be cumulative so that if at any time after the issuance of the Series B Preferred Stock such dividends shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid on or declared and set apart for payment before any dividend shall be paid on or declared or set apart for any shares of Junior Shares is made by the Corporation, except the repurchase of Junior Shares from employees of this Corporation upon termination of employment. Any accumulation of dividends on the Series B Preferred Stock shall not bear interest.

         2.      Liquidation, Dissolution or Winding Up

                 (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any class of series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other Junior Shares, an amount equal to $4.70 per share of Series B Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). If upon any such liquidation, dissolution or winding up of the Corporation the remaining assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Series B Preferred Stock and any other class of series of stock ranking on liquidation on a parity with the Series B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Corporation in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. The Series B Preferred Stock shall rank on liquidation on a parity with the Series A Preferred Stock and the Common Stock shall constitute Junior Shares hereunder.

                 (b) After the payment of all preferential amounts required to be paid to the holders of any class or series of stock of the Corporation ranking on liquidation prior and in preference to the Series B Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation on a parity with the Series B Preferred Stock, upon the dissolution, liquidation or winding up of the Corporation, the holders of shares of Common Stock or any other Junior Shares then outstanding shall be entitled to receive the remaining assets and funds of the Corporation available for distribution to its stockholders.

         3.      Voting

                 (a) Each holder of outstanding shares of Series B Preferred Stock shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Series B Preferred Stock held by such holder are convertible (as adjusted from time to time pursuant to Section 4 hereof), at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration. Except as required by law or by the provisions of its Amended and Restated Certificate of Incorporation, as amended from time to time, holders of Series B Preferred Stock and any other outstanding series of Preferred Stock shall vote together with the holders of Series A Preferred Stock and the Common Stock as a single class or "voting group" within the meaning of the Colorado Business Corporation Act.

                 (b) The Corporation shall not (i) amend, alter or repeal the preferences, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, or (ii) amend, alter or modify its Articles of Incorporation to increase the number of authorized shares of Series B Preferred Stock, without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of the Series B Preferred Stock in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a class. For this purpose, without limiting the generality of the foregoing, the authorization of any class or series of stock with preference or priority over the Series B Preferred Stock as to the right to receive either dividends or amounts distributable upon liquidation, dissolution or winding up the Corporation shall be deemed to affect adversely the Series B Preferred Stock, and the authorization of any class or series of stock on a parity with the Series B Preferred Stock as to the rights to receive either dividends or amounts distributable upon liquidation, dissolution or winding up of the Corporation shall not be deemed to affect adversely the Series B Preferred Stock.

         4.  Optional Conversion   The holders of the Series B Preferred Stock
shall have conversion rights as follows (the "Conversion Rights"):

                 (a) Right to Convert   Each share of Series B
Preferred Stock shall be convertible, at the option of the holder thereof, at any time into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $4.70 by the Conversion Price (as defined below) in effect at the time of conversion for each share of Series B Preferred Stock. The conversion price at which shares of Common Stock shall be deliverable upon conversion of Series B Preferred Stock without the payment of additional consideration by the holder thereof (the "Conversion Price") shall initially be $4.70. Such initial

Conversion Price, and the rates at which shares of Series B Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided below.

         In the event of a liquidation of the Corporation, the Conversion Rights shall terminate at the close of business on the first full day preceding the date fixed for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

                 (b) Fractional Shares    No fractional shares of
Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price.

                 (c) Mechanics of Conversion

                          (i)     In order for a holder of Series B Preferred
Stock to convert shares of Series B Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Series B Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Series B Preferred Stock represented by such certificate or certificates. Such notice shall state such holder's name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or his, her, or its attorney duly authorized in writing. The date of receipt of such certificates and notice by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) shall be the Conversion Date. The Corporation shall, as soon as practicable after the Conversion Date, issue and deliver at such office to such holder, or to his, her, or its nominees, a certificate or certificates for the number of shares of Common

Stock to which such holder shall be entitled, together with cash in lieu of any fraction of a share.

                          (ii)    The Corporation shall at all times when the
Series B Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at each such adjusted Conversion Price.

                 (d) Issue of Securities Deemed Issue of Additional Shares of Common Stock

                          (i)     Adjustment for Merger or Reorganization, etc.
In case of any consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation to another corporation, each share of Series B Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 4 set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth in this Section 4 (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

                          (ii) No Impairment

                          The Corporation will not by amendment of its Restated
Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series B Preferred Stock against impairment.

                          (iii) Certificate as to Adjustments

                          Upon the occurrence of each adjustment or
readjustment of the Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and
(iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon the conversion of Series B Preferred Stock.

         (5)     Notice of Record Date  In the event:

                      (i) that the Corporation declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Corporation;

                     (ii) that the Corporation subdivides or combines its outstanding shares of Common Stock;

                    (iii) of any reclassification of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding shares of Common Stock or a stock distribution thereon), or of any consolidation or merger of the Corporation into or with another corporation, or of the sale of all or substantially all of the assets of the Corporation; or

                     (iv) of the involuntary or voluntary dissolution, liquidation or winding up of the Corporation; then the Corporation shall cause to be filed at its principal office or at the office of the transfer agent of the Series B Preferred Stock, and shall cause to be mailed to the holders of the Series B Preferred Stock at their last addresses as shown on the records of the Corporation or such transfer agent, at least ten days prior to the record date specified in (A) below or 20 days before the date specified in (B) below, a notice stating

                      (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                      (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed hereto and this Certificate of Designation to be signed by its Chief Executive Officer and attested by its Secretary this 23rd day of July, 1996





/s/ Paul L. Devine
-----------------------------------------------
Paul L. Devine
Chairman, President and Chief Executive Officer
EPL Technologies, Inc.





/s/ Shawn J. Collins
-----------------------------------------------
Shawn J. Collins
Secretary
EPL Technologies, Inc.